UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 15, 2015 (September 10, 2015)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2015, SM Energy Company (the “Company”) entered into an Amendment to the Amended and Restated Gas Gathering Agreement, effective as of September 1, 2015 (the “Amendment”), by and between the Company and Regency Field Services LLC (“Regency”), which amended the Amended and Restated Gas Gathering Agreement, dated as of May 31, 2011 (the “Gathering Agreement”), by and between the Company and Regency.

Pursuant to the Amendment, (i) Regency agreed to expand the capacity of the gathering system from approximately 580 MMcf/d to not less than 980 MMcf/d on or before March 1, 2017; (ii) the Company agreed to provide at least the Expansion Volume (as defined in the Amendment) to Regency or pay an Expansion Annual Shortfall Payment (as defined in the Amendment) if such Expansion Volume is not delivered; (iii) the Company agreed to pay a set fee per MMBtu for all gas delivered to Regency above 580MMcf/d; and (iv) the Company and Regency agreed to amend the Dedicated Area (as defined in the Gathering Agreement).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Amended and Restated Gas Gathering Agreement, effective as of September 1, 2015, by and between SM Energy Company and Regency Field Services LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: September 15, 2015	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary